UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACRES COMMERCIAL REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

865 Merrick Avenue, Suite 200 S, Westbury, New York	11590
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-254315

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of the 7.875% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (liquidation preference $25.00 per share) (the “Series D Preferred Stock”), of ACRES Commercial Realty Corp., a Maryland corporation (the “Registrant”). The description of the Series D Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series D Preferred Stock” in the Registrant’s Prospectus Supplement dated as of May 14, 2021 relating to the Series D Preferred Stock (the “Prospectus Supplement”), and under the caption “Description of Common Stock and Preferred Stock” in the Registrant’s Base Prospectus dated April 20, 2021 (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”), which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-254315) filed with the Securities and Exchange Commission on March 16, 2021, which description is incorporated herein by reference. The Prospectus was filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Description

3.1(a)	Amended and Restated Articles of Incorporation (1)

3.1(b)	Articles of Amendment dated August 28, 2015(2)

3.1(c)	Articles of Amendment dated May 15, 2018 (3)

3.1(d)	Articles of Amendment dated February 2, 2021 (4)

3.1(e)	Articles Supplementary designating the 7.875% Series D Cumulative Redeemable Preferred Stock (5)

3.2	Fourth Amended and Restated Bylaws (4)

4.1	Specimen certificate evidencing Series D Preferred Stock (5)

(1)	Filed previously as an exhibit to the Registrant’s registration statement on Form S-11, Registration No. 333-126517.
(2)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on September 1, 2015.
(3)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on May 25, 2018.
(4)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on February 18, 2021.
(5)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed on May 21, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 27, 2021	ACRES Commercial Realty Corp.

	By:	/s/ David J. Bryant
	Name:	David J. Bryant
	Title:	Chief Financial Officer

[Signature Page to Form 8-A]